Exhibit 99.1

Universal Electronics Appoints Wade Jenke as Chief Financial Officer

Brings Over 20 Years of Finance, Strategic Management and Public Company Expertise to New Role
SCOTTSDALE, AZ – December 30, 2025 – Universal Electronics Inc. (UEI) (Nasdaq: UEIC) today announced that it has appointed Wade M. Jenke as Chief Financial Officer, effective immediately. Mr. Jenke will report to Richard Carnifax, UEI’s COO and Interim CEO. Sui Man Ho (a.k.a. Raymond Ho), the Company’s Interim Chief Financial Officer, will continue to serve as the Company’s Senior Vice President of Finance.
As Chief Financial Officer, Mr. Jenke will be responsible for UEI’s financial, accounting, treasury, and investor relations functions, and will implement financial strategies that support UEI’s growth and profitability initiatives.
Most recently, Mr. Jenke served as the Chief Financial Officer of Amtech Systems, Inc., a Nasdaq-listed public company (ASYS) that manufactures and provides advanced thermal processing equipment, services, and supplies for the semiconductor industry, from August 2024 to December 2025. Prior to joining Amtech, he served as Chief Financial Officer of EMS Group, a business unit of ASSA ABLOY Opening Solutions, an access solutions company, from January 2018 to July 2024. From September 2016 to December 2018, Mr. Jenke served as Vice President of Finance and Director of Accounting at HES Inc., a provider of electromechanical locking solutions. From June 2012 to August 2016, he served as HES Inc.'s Senior Manager of Finance and Cost Analysis. Mr. Jenke received his B.S. and MBA from Arizona State University, is a Certified Public Accountant (CPA) in the State of Arizona, has a Project Management Professional (PMP) certification, and is a Six Sigma Black Belt.
“Wade brings extensive financial and strategic growth experience to his new role,” said Richard Carnifax. “His background in the finance functions of publicly-traded technology companies and his strategic and operational expertise will be an invaluable asset to our senior management team, finance and accounting departments and Board of Directors as we continue to drive towards improved financial results. I am delighted to welcome him to our team and look forward to the leadership and support he will provide.”
“I am excited to join UEI to further enhance our financial discipline and support the execution of our strategic initiatives as we focus on delivering improved financial performance,” said Mr. Jenke. “I look forward to working with Rick, the entire UEI team and the Board of Directors to achieve our strategic and financial goals.”
Forward-looking Statements
This press release and accompanying schedules contain "forward-looking statements" within the meaning of federal securities laws, including expected benefits from the appointment of our Chief Financial Officer. We caution you that these statements are not guarantees of future performance and are subject to numerous risks and uncertainties, including those we identify below and other risk factors that we identify in our annual report on Form 10-K for the year ended December 31, 2024 and the periodic and current reports filed and furnished since then.
Risks that could affect forward-looking statements in this press release include: our ability to implement financial strategies that support UEI’s growth and profitability initiatives, drive improved financial results, enhance our financial discipline and support the execution of our strategic initiatives; and other factors more fully described in our reports filed with the Securities and Exchange Commission. Since it is not possible to predict or identify all of the risks, uncertainties and other factors that may affect future results, the above list should not be considered a complete list. Further, any of these factors could cause actual results to differ materially from the expectations we express or imply in this press release. We make these forward-looking statements as of the date hereof, and we undertake no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

About Universal Electronics
Universal Electronics Inc. (Nasdaq: UEIC) is the global leader in wireless universal control solutions for the home. The company brings to life millions of innovative control products each year that focus on a user-centric approach to building control products and applications that simplify user interaction with highly complex technologies in the home, removing interoperability challenges as a roadblock for user adoption, with privacy first and a secure by design approach to today's smart devices. Our solutions are trusted by the world's leading brands in home entertainment and the connected home markets, including Fortune 500 customers Daikin, Carrier, Comcast, Vivint Smart Home, Samsung, Sony, Hunter Douglas and Somfy. The company's pioneering breakthrough innovations include its award-winning voice control entertainment remote controls and QuickSet Cloud, the world's leading platform for automated device and service discovery, set-up and control, and user experience personalization for the home. For more information, visit www.uei.com.
Contacts
UEI: Sui Man Ho, SVP, Finance, UEI, investors@uei.com 480-530-3000
Investors: Richard Land, Alliance Advisors, ueiinvestor@allianceadvisors.com, 212-838-3777

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